Exhibit 5.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]

October 2, 2003

Axeda Systems Inc.
21 Oxford Road
Mansfield, Massachusetts 02048

 Re:    Registration Statement on Form S-3 of Axeda Systems Inc.


 Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on or about October 2, 2003 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 7,438,743 shares of your common stock, par value $0.001 per share (collectively, the "Shares"). We understand that the Shares are to be sold by the selling stockholders to the public from time to time as described in the Registration Statement.

         We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that the Shares, if sold by such stockholders in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         The law covered by this opinion is limited to the present federal law of the United States and the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement, including any amendments thereto.




                                                       Respectfully submitted,

                                                   /s/  O'MELVENY & MYERS LLP
                                                        ---------------------
                                                        O'MELVENY & MYERS LLP



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